As filed with the Securities and Exchange Commission on November 14, 2022

Registration No. 333-268130
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
PULMONX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0424412
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
_____________________
700 Chesapeake Drive
Redwood City, California 94063
(650) 364-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________
Glendon E. French
700 Chesapeake Drive
Redwood City, California 94063
(650) 364-0400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________
Copies to:

Mark B. Weeks
Seth J. Gottlieb
Sepideh Mousakhani
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
(650) 843-5000
_____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
_____________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-268130), originally filed on November 3, 2022 (the “Registration Statement”) with the Securities and Exchange Commission by Pulmonx Corporation (the “Company”), is being filed solely to update the consent of BDO USA, LLP, the Company’s independent registered public accounting firm, filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the cover page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

 Item 16.    Exhibits
EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporation by Reference				Filed Herewith
		Form	File Number	Exhibit/ Appendix Reference	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39562	3.1	October 5, 2020
3.2	Amended and Restated Bylaws of the Registrant	S-1/A	333-248635	3.4	September 24, 2020
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Form of Common Stock Certificate of the Registrant	S-1/A	333-248635	4.1	September 24, 2020
4.3*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock
4.4	Form of Debt Indenture	S-3	333-268130		November 3, 2022
4.5*	Form of Debt Securities
4.6	Form of Common Stock Warrant Agreement and Warrant Certificate	S-3	333-268130		November 3, 2022
4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate	S-3	333-268130		November 3, 2022
4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate	S-3	333-268130		November 3, 2022
5.1	Opinion of Cooley LLP	S-3	333-268130		November 3, 2022
23.1	Consent of Independent Registered Public Accounting Firm					X
23.3	Consent of Cooley LLP (See Exhibit 5.1)	S-3	333-268130		November 3, 2022
24.1	Power of Attorney (See signature page)	S-3	333-268130		November 3, 2022
25.1*	Statement of Eligibility of Trustee under the Debt Indenture
107	Filing Fee Table	S-3	333-268130		November 3, 2022

*    To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on November 14, 2022.
Pulmonx Corporation

By: /s/ Glendon E. French
Glendon E. French
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

/s/ Glendon E. French		Director, President and Chief Executive Officer (Principal Executive Officer)	November 14, 2022
Glendon E. French

*		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 14, 2022
Derrick Sung, Ph.D.

*		Director	November 14, 2022
Thomas W. Burns

*		Director	November 14, 2022
Richard M. Ferrari

*		Director	November 14, 2022
Daniel Florin

*		Director	November 14, 2022
Georgia Garinois-Melenikiotou

*		Director	November 14, 2022
Alissa Hsu Lynch

*		Director	November 14, 2022
Dana G. Mead, Jr.

*		Director	November 14, 2022
Tiffany Sullivan

*By:	/s/ Glendon E. French	Attorney-in-Fact	November 14, 2022
Glendon E. French